UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A-2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 12, 2005

Date of Report (Date of earliest event reported)

Intrepid Holdings, Inc. (Name of small business issuer in its charter)	Nevada (State or other jurisdiction of incorporation or organization)
88-0465858 (I.R.S. Employer Identification No.)	9100 Southwest Freeway, Suite 130A, Houston, TX (Address of principal executive offices)
Issuer's telephone number: (713) 776-8984	77074 (Zip Code)
None (Former name of former address, if changed since last report)	001-16173 (Commission File Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[   ]  Written communications pursuant to Rule 425 under the Securities Act

     (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the

     Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the

     Exchange Act (17 CFR 240.13e-4(c))

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On March 12, 2005, Registrant's certifying accountant, Clyde Bailey, PC, resigned due to health and other reasons. On March 14, 2005, Killman, Murrell &Company PC was appointed to serve as Registrant's certifying accountant.

The audit reports of Clyde Bailey, PC for the last two most recent fiscal years did not contain any adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope or accounting principles, except that a going concern opinion expressing doubt about the ability of the Company to continue as a going concern.

The decision to change auditors was approved by the Board of Directors and by majority vote of the stockholders based solely on the reason that Clyde Bailey, PC, resigned for health reasons. For the last two most recent fiscal years, 2003 and 2004 through the period March 12, 2005 there were no disagreements between Clyde Bailey PC, and the company on any matter of accounting principles or practices, financial statement disclosure, or auditing scopes or procedures.

Registrant has engaged the services of Killman, Murrell & Company PC, as its principal accountant to audit and certify its financial statements for the year ended December 31, 2004. Such engagement was confirmed by majority vote of the Board of Directors special meetings held on March 11, 2005.

Registrant has provided Clyde Bailey, PC, a copy of and incorporated herein by this reference as Exhibit 99 the disclosures it is making in response to this item and requested he furnish a letter addressed to the Commission stating whether he agrees with its statements, which Mr. Bailey did. A copy of the letter is attached hereto.

ITEM 9.   FINANCIAL STATEMENTS AND EXHIBITS.

c) Exhibits:

Exhibit No.    Description

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  99

       Letter of former accountants, Clyde Bailey, PC

 SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2005

By: /s/ Thomas John Cloud, Jr.

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Thomas John Cloud, Jr.

President/Director